Exhibit 99.3



                              AMENDED AND RESTATED
                      LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                          HUGHES NETWORK SYSTEMS, LLC



         THIS LIMITED LIABILITY COMPANY AGREEMENT (the "Agreement") is entered into as of April 22, 2005, by and between HUGHES NETWORK SYSTEMS, INC., a Delaware corporation ("DTVG Sub") and a subsidiary of The DIRECTV Group, Inc. a Delaware corporation, and SkyTerra Communications, Inc., a Delaware corporation ("SkyTerra") or any permitted successor, assignee or transferee of DTVG Sub, SkyTerra and any other Persons who shall in the future execute and deliver this Agreement pursuant to the provisions hereof shall hereinafter collectively be referred to as the "Members."

         WHEREAS, the DTVG Sub, as sole member, previously formed a limited liability company under the name "Hughes Network Systems, LLC" (the "LLC"), for the purposes hereinafter set forth, subject to the terms and conditions hereof, and authorized Kathy P. Spicer as an authorized person to file a Certificate of Formation (the "Certificate") to effect such formation pursuant to the provisions of the Delaware Limited Liability Company Act (the "Delaware LLC Act") and entered into a Limited Liability Company agreement for the LLC dated November 12, 2004 (the "Prior LLC Agreement"); and

         WHEREAS, immediately prior to the effectiveness of this Agreement, the DTVG Sub conveyed to SkyTerra a 50% LLC Interest in the LLC;

         WHEREAS, the Members desire to amend and restate the Prior LLC Agreement as more fully set forth below; and

         WHEREAS, following the closing of the transactions contemplated by the Contribution Agreement, SkyTerra may create a wholly owned subsidiary and assign its rights and obligations hereunder to such subsidiary (the "Drop Down");

         NOW, THEREFORE, in consideration of the foregoing, and of the covenants and agreements hereinafter set forth, it is hereby agreed as follows:

1.       CERTAIN DEFINITIONS

         Unless the context otherwise specifies or requires, capitalized terms used herein shall have the respective meanings assigned thereto in Addendum I, attached hereto, and incorporated herein by reference, for all purposes of this Agreement (such definitions to be equally applicable to both the singular and the plural forms of the terms defined). Unless otherwise specified, all references herein to Articles or Sections are to Articles or Sections of this Agreement.

2.       FORMATION; NAME; PLACE OF BUSINESS

         2.1. Formation of LLC; Certificate of Formation

              The Members of the LLC hereby:

              2.1.1. approve and ratify the filing of the Certificate with the Recording Office on November 12, 2004;

              2.1.2. confirm and agree to their status as Members of the LLC;

              2.1.3. execute this Agreement for the purpose of amending and restating the Prior LLC Agreement, continuing the existence of the LLC and establishing the rights, duties, and relationship of the Members;

              2.1.4. (i) agree that if the laws of any jurisdiction in which the LLC transacts business so require, the Managing Member or the appropriate officers or other authorized representatives of the LLC shall file, or shall cause to be filed, with the appropriate office in that jurisdiction, any documents necessary for the LLC to qualify to transact business under such laws; and (ii) agree and obligate themselves to execute, acknowledge, and cause to be filed for record, in the place or places and manner prescribed by law, any amendments to the Certificate as may be required, either by the Delaware LLC Act, by the laws of any jurisdiction in which the LLC transacts business, or by this Agreement, to reflect changes in the information contained therein or otherwise to comply with the requirements of law for the continuation, preservation, and operation of the LLC as a limited liability company under the Delaware LLC Act; and

              2.1.5. each severally represent and warrant that such Member is duly authorized to execute, deliver, and perform its obligations under this Agreement and that the Person, if any, executing this Agreement on behalf of such Member is duly authorized to do so and that this Agreement is binding on and enforceable against such Member in accordance with its terms.

         2.2. Name of LLC

              The name under which the LLC shall conduct its business is "Hughes Network Systems, LLC". The business of the LLC may be conducted under any other name permitted by the Delaware LLC Act that is deemed necessary or desirable by the Managing Member, in its sole and absolute discretion. The Managing Member or the appropriate officers or other authorized representatives of the LLC promptly shall execute, file, and record, or cause to be executed, filed and recorded, any assumed or fictitious name certificates required by the laws of the State of Delaware or any state in which the LLC conducts business.

         2.3. Place of Business

              The location of the principal place of business of the LLC shall be as determined by the Managing Member. The Managing Member may hereafter change the principal place of business of the LLC to such other place or places within the United States as the Managing Member may from time to time determine, in its sole and absolute discretion, provided that, if necessary, the Managing Member shall amend, or shall cause to be amended, the Certificate in accordance with the applicable requirements of the Delaware LLC Act. The Managing Member may, in its sole and absolute discretion establish and maintain such other offices and additional places of business of the LLC, either within or without the State of Delaware, as they deem appropriate.

         2.4. Registered Office and Registered Agent

              The street address of the initial registered office of the LLC shall be 2711 Centre Road, Suite 400, Wilmington, Delaware 19808, and the LLC's registered agent at such address shall be Corporation Service Company. The registered office and the registered agent of the LLC may be changed by the Managing Member from time to time in accordance with the then applicable provisions of the Delaware LLC Act and any other applicable laws.

3.       PURPOSES AND POWERS OF LLC

         3.1. Purposes

              The purposes of the LLC shall be to engage in any lawful business permitted by the Delaware LLC Act or laws of any jurisdiction in which the LLC may do business and to enter into any lawful transaction and engage in any lawful activities in furtherance of the foregoing purposes and as may be necessary, incidental or convenient to carry out the business of the LLC as contemplated by this Agreement.

         3.2. Powers

              Subject to all of the provisions of this Agreement, the LLC shall have the power to do any and all acts and things necessary, appropriate, advisable, or convenient for the furtherance and accomplishment of the purposes of the LLC, including, without limitation, to engage in any kind of activity and to enter into and perform obligations of any kind necessary to or in connection with, or incidental to, the accomplishment of the purposes of the LLC, so long as said activities and obligations may be lawfully engaged in or performed by a limited liability company under the Delaware LLC Act.

4.       TERM OF LLC

              The existence of the LLC commenced on the date upon which the Certificate was duly filed with the Recording Office and shall continue until the Termination Date, unless dissolved and liquidated before the Termination Date in accordance with the provisions of Section 10.

5. CAPITAL

         5.1. Capital Contributions and Percentage Interests of Members

              5.1.1. Capital Contributions.

              Prior to or concurrently with the execution of this Agreement, DTVG Sub made the Capital Contribution set forth on Exhibit A attached hereto and, upon the acquisition by SkyTerra of a 50% LLC Interest from DTVG Sub, SkyTerra succeeded to 50% of DTVG Sub's initial Capital Contribution such that each of the Members is deemed to have made the Capital Contribution set forth opposite such Member's name in Exhibit A attached hereto (individually, each a "Capital Contribution," and collectively, the "Capital Contributions"). Exhibit A shall be amended from time to time by the Managing Member to the extent necessary to reflect accurately Capital Contributions or similar events under
Section 5.3 making an amendment of Exhibit A necessary or appropriate in the judgment of the Managing Member. Except as otherwise provided in the Delaware LLC Act, the Members shall not be required to make any Capital Contributions to the LLC other than as set forth in this Section 5.1.

              5.1.2. Class of Units

              There shall be two classes of Units of LLC Interests. Class A Units shall be granted to investors in the LLC in exchange for money or property other than money, and Class B Units shall be granted by the LLC to certain persons as determined by the Managing Member, in exchange for the performance of services. Exhibit A sets forth (i) the name of each Member, (ii) the number of Class A Units held by each Member, (iii) the number of Class B Units held by each Member, and (iv) the amount of fair market value of each Member's Capital Contributions to the LLC, if any.

              5.1.3. Class B Units

              Class B Units shall be available to issue to employees, officers, directors and consultants of the LLC as determined by the Managing Member, subject to Section 7.5. Class B Units shall be granted solely in exchange for the performance of services, and may be subject to forfeiture, until fully vested, as determined by the Managing Member with respect to each grant of Class B Units. Class B Units shall be non-voting Units in accordance with
Section 7.1.5.

         5.2. Support Obligations

              In no event shall any Member have any obligation to provide guarantees, collateral or any like support for the debts, obligations or contracts of the LLC.

         5.3. Issuance of Additional LLC Interests

              Subject to Section 7.5, the Managing Member is hereby authorized to cause the LLC from time to time to issue to Members or other Persons (who, upon such issuance and the execution by such Persons of such documents as the Managing Member deems necessary or appropriate to evidence such Persons' agreement to be admitted as a Member and to be bound by the terms and conditions of this Agreement, shall automatically become Members) additional LLC Interests for such consideration and in one or more classes, or one or more series of any such classes, with such designations, preferences and relative, participating, optional or other special rights, powers and duties, including rights, powers and duties senior to the then-existing LLC Interests, all as shall be determined by the Managing Member, in its reasonable discretion subject to the requirements of the Delaware LLC Act, including without limitation, (i) the allocations of items of LLC income, gain, loss, deduction and credit to each such class or series of LLC Interests; (ii) the right of each such class or series of LLC Interests to share in LLC distributions; and
(iii) the rights of each such class or series of LLC Interests upon dissolution and liquidation of the LLC or upon termination of a series of LLC Interests.

         5.4. Capital Accounts

              A separate Capital Account shall be established and maintained for each Member in all events in accordance with the Tax Allocations Addendum attached hereto as Addendum II and by this reference incorporated herein.

         5.5. Negative Capital Accounts

              No Member shall be required to pay to the LLC or to any other Member any deficit or negative balance which may exist from time to time in such Member's Capital Account.

         5.6. No Interest on Capital Contributions or Capital Accounts

              No Member shall be entitled to receive any interest on its Capital Contributions or its outstanding Capital Account balance.

         5.7. Advances to LLC

              Members may advance funds to the LLC in excess of the amounts required hereunder to be contributed by them to the capital of the LLC only with the consent of the Managing Member. Any such approved advances by a Member shall not result in any increase in the amount of such Member's Capital Account or entitle it to any increase in the Percentage Interest represented by such Member's LLC Interest. The amounts of such advances shall be a debt of the LLC to such Member and shall be payable or collectible only out of the LLC Assets in accordance with terms and conditions agreed upon by the Managing Member.

         5.8. Liability of Members and Board of Managers

              Except as otherwise provided in the Delaware LLC Act, the debts, obligations and liabilities of the LLC, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the LLC, and none of the Members or the Board Members shall be obligated personally for any such debt, obligation or liability of the LLC solely by reason of being a Member, the Managing Member or a Board Member. The failure of the LLC to observe any formalities or requirements relating to the exercise of its powers or management of its business or affairs under the Delaware LLC Act or this Agreement shall not be grounds for imposing personal liability on any Member, the Managing Member or any Board Member for liabilities of the LLC.

         5.9. Return of Capital

              Except upon the dissolution of the LLC or as may be specifically provided in this Agreement, no Member shall have the right to demand or to receive the return of all or any part of its Capital Account or its Capital Contributions to the LLC.

         5.10. Rights to Subscribe to Additional Issuances

              Subject to Section 7.5, in the event the Managing Member decides to cause the LLC to issue additional LLC Interests (other than (a) the issuance of Class B Units, (b) the issuance of any LLC Interests in connection with acquisitions, debt financings, joint ventures or strategic alliances, (c) the declaration of dividends or other distributions in the form of additional LLC Interests, (d) recapitalizations, splits or combinations of LLC Interests, or
(e) the issuance of securities (Units or otherwise) in a public offering, in the case of each of clauses (a) through (e) to the extent approved in accordance with Section 7.5), each Class A Member shall be offered the first opportunity to subscribe for such additional issuance of LLC Interests, on the same terms and conditions as the Managing Member proposes to issue such LLC Interests, in the proportion that such Class A Member's Percentage Interest bears to the aggregate Percentage Interests then held by all Class A Members (such Member's "Pro Rata Share"). The Managing Member shall deliver a written notice (the "Proposed Issuance Notice") to each such Class A Member at least ten (10) days in advance of the proposed issuance of LLC Interests, stating the number and class of LLC Interests proposed to be issued, the proposed subscription price, and the manner in which such Class A Member may exercise its rights to subscribe to such LLC Interests. Such Class A Member may exercise its rights to subscribe to such LLC Interests by delivering a notice to that effect to the LLC and each of the other Class A Members within ten (10) days after the delivery of the Proposed Issuance Notice and complying with the procedures for subscription specified in the Proposed Issuance Notice. If any of the Class A Members does not elect to purchase their full Pro Rata Share of the offered LLC Interests, the LLC shall offer the Class A Members that have elected to purchase their full Pro Rata Shares of such LLC Interests the opportunity to increase the number of such LLC Interests they wish to subscribe for by an amount equal to their Pro Rata Shares (excluding for such calculation the LLC Interests of any Member who has not subscribed for its respective full Pro Rata Share) of the unsubscribed portion of such LLC Interests. This process shall be repeated as often as necessary until either the Class A Members have subscribed for all of the LLC Interests offered or no Class A Member has exercised its right to subscribe for such additional LLC Interests. Any LLC Interests not subscribed for by the Class A Members pursuant to the foregoing may be issued by the Managing Member in accordance with the terms previously described by the Managing Member. From time to time and at any time, the Class A Members may assign their rights to purchase LLC Interests pursuant to this
Section 5.10 to their Affiliates.

6.       ALLOCATION OF PROFITS AND LOSSES; DISTRIBUTIONS

         6.1. Allocation of Net Income or Net Loss

              The Net Income or Net Loss, other items of income, gains, losses, deductions and credits, and the taxable income, gains, losses, deductions and credits of the LLC, if any, for each Fiscal Year (or portion thereof) shall be allocated to the Members as provided in the Tax Allocations Addendum.

         6.2. Allocation of Income and Loss With Respect to LLC Interests Transferred

              If any LLC Interest is transferred during any Fiscal Year, the Net Income or Net Loss (and other items referred to in Section 6.1) attributable to such LLC Interest for such Fiscal Year shall be allocated between the transferor and the transferee based on the number of days during such Fiscal Year for which each party was the owner of the LLC Interest transferred.

         6.3. Distributions

              6.3.1. Determination of Availability.

              Subject to Section 7.5, cash available or property available to be distributed in-kind by the LLC to the Members ("Distributions") shall be determined for each Fiscal Year by the Managing Member and shall be distributed to the Members as set forth in Section 6.3.3.

              6.3.2. Distribution to Members.

              Distributions of available cash, as determined by the Managing Member, shall be made at least annually within seventy-five (75) days after the end of each Fiscal Year. Distributions also may be made, in the sole and absolute discretion of the Managing Member, after retention of appropriate reserves, at other times during any Fiscal Year in anticipation of the year-end determination thereof, and such Distributions shall be subject to year-end adjustment. The Members agree that, within thirty (30) days after determination by the LLC that an overpayment was made to any Member for any Fiscal Year pursuant to this Section 6.3, such Member shall repay the overpayment unless the Board of Managers otherwise agrees to allow such overpayment to be a credit against future Distributions, or make such other adjustments as the Board of Managers determines to be appropriate to remedy such overpayment.

              6.3.3. Priority of Distributions.

              All Distributions shall be made in the following order of priority:

              (a) First, to the holders of Class A Units pro rata in accordance with the number of Units held until each such Member has received aggregate distributions under this paragraph equal to such Member's aggregate Capital Contributions to the LLC, and

              (b) Second, to the holders of all Units, pro rata in accordance with the number of Vested Units held, provided that a holder of a Class B Unit shall not be entitled to any distribution of cash or property that resulted from the appreciation of the LLC Assets, or income earned by the LLC, before such Member received such Class B Unit. In furtherance of the foregoing, prior to the issuance of a Class B Unit, the Managing Member shall determine the amount, if any, of such appreciation and such income, and such amount shall be reflected in a separate column on Exhibit A. Any such amount that would, in the absence of the proviso in the preceding sentence, be distributed to a Class B Member, shall instead be distributed to holders of all other Units, pro rata in accordance with such Units. For the purposes of this Section 6.3.3, "Vested Units" means (i) all Class A Units and (ii) the Class B Units that have "vested" in accordance with the applicable terms of such holder's employment agreement with the Company or any other agreement with the Company which specifies the methodology for the "vesting" of such Class B Units.

              6.3.4. Tax Distribution.

              Upon the request of the Managing Member, within ten (10) days following the end of each quarter of a Fiscal Year the LLC shall distribute to each Class A Member a cash amount equal to (i) twenty-five percent (25%) of the Taxable Income Distribution Amount of such Class A Member that the Managing Member estimates for the entire Fiscal Year; and (ii) with respect to tax payments to be made with income tax returns filed for a full Fiscal Year or with respect to adjustments to such returns imposed by the Internal Revenue Service or other taxing authority, such distribution to the Class A Members shall be equal to the Taxable Income Distribution Amount for such Fiscal Year, less the aggregate amount distributed for such Fiscal Year as provided in clause (i) above. In the event that the amount determined under clause (ii) above is a negative amount (a "Tax Distribution Deficit"), the amount of any Distributions pursuant to this Section 6.3.4 in the succeeding Fiscal Year (or if necessary any subsequent Fiscal Year) shall be reduced by such Tax Distribution Deficit; provided that if a Class A Member stops being a Member while there is a Tax Distribution Deficit with respect to such Class A Member, such Class A Member shall repay such Tax Distribution Deficit to the LLC upon withdrawal from the LLC.

              6.3.5. Withholding Taxes.

              (a) Authority to Withhold; Treatment of Withheld Tax. Notwithstanding any other provision of this Agreement, each Member hereby authorizes the LLC to withhold and to pay over, or otherwise pay, any withholding or other taxes payable by the LLC or any of its Affiliates (pursuant to the Code or any provision of United States federal, state or local or non-U.S. tax law) with respect to such Member or as a result of such Member's participation in the LLC. If and to the extent that the LLC shall be required to withhold or pay any such withholding or other taxes, such Member shall be deemed for all purposes of this Agreement to have received a payment from the LLC as of the time such withholding or other tax is required to be paid, which payment shall be deemed to be a Distribution pursuant to the relevant clause of Section 6.3.3 with respect to such Member's Units to the extent that such Member (or any successor to such Member's Units) would have received a Distribution but for such withholding. To the extent that the aggregate of such payments to a Member for any period exceeds the Distributions that such Member would have received for such period but for such withholding, the Managing Member shall notify such Member as to the amount of such excess and such Member shall make a prompt payment to the LLC of such amount by wire transfer. Any withholdings by the LLC referred to in this Section 6.3.5 shall be made at the maximum applicable statutory rate under the applicable tax law unless the Managing Member shall have received an opinion of counsel or other evidence, satisfactory to the Managing Member, to the effect that a lower rate is applicable, or that no withholding is applicable.

              (b) Withholding from Distributions of Property. If the LLC makes a Distribution in kind and such Distribution is subject to withholding or other taxes payable by the LLC on behalf of any Member, such Member shall make a prompt payment to the LLC of the amount required to be withheld.

7.       MEMBERS AND MANAGEMENT

         7.1. Members

              7.1.1. Classes of LLC Interests.

              For purposes of voting, the LLC Interests shall be of two classes with such relative rights, powers and duties as are set forth in or established in accordance with this Agreement.

              7.1.2. Meetings.

              The Class A Members shall meet at least once each Fiscal Year at such place, on such date and at such time as may be fixed by the Managing Member for the purpose of electing Board Members and for the transaction of such other lawful business as may come before the meeting. Special Meetings of the Class A Members may be called by a Class A Member holding more than ten percent (10%) of the issued and outstanding Class A Units and shall be called by the Secretary upon the request of the Managing Member or any Class A Member holding more than ten percent (10%) of the issued and outstanding Class A Units upon ten (10) days' notice to all Class A Members in writing or by telephone or facsimile. No business shall be acted upon at a special meeting that is not stated in the notice of the meeting. Class A Members may vote in person or by proxy, and such proxy may be granted in writing, by means of electronic transmission (as defined in the Delaware LLC Act), or as otherwise permitted by applicable law. Meetings of Class A Members may be held by telephone or any other communications equipment by means of which all participating Class A Members can simultaneously hear each other during the meeting.

              7.1.3. Quorum.

              No action may be taken at a meeting of Class A Members unless a quorum consisting of at least a Majority of the Members are present.

              7.1.4. Action by Written Consent.

              Any action which may be taken by the Class A Members under this Agreement may be taken without a meeting if consents in writing setting forth the action so taken are signed by Class A Members who own LLC Interests having voting power to cast not less than the minimum number of votes necessary for such action to be taken by the Class A Members. All Class A Members who do not participate in taking the action by written consent shall be given written notice thereof by the Secretary of the LLC promptly after such action has been taken. A consent transmitted by electronic transmission (as defined in the Delaware LLC Act) by a Class A Member or by a Person or Persons authorized to act for a Class A Member shall be deemed to be written and signed for purposes of this Section 7.1.4.

              7.1.5. Voting Rights; Required Vote.

              The Class A Members shall be entitled to vote the Percentage Interest represented by such Class A Member's LLC Interest with respect to any action required or permitted to be taken by the Class A Members under this Agreement, except that holders of the SkyTerra Interests shall not be entitled to vote for the Board Member(s), if any, to be elected by the holders of the DTVG Interests hereunder and the holders of the DTVG Interests shall not be entitled to vote for the Board Member(s), if any, to be elected by holders of the SkyTerra Interests hereunder. Except as otherwise expressly provided in this Agreement, any action required or permitted to be taken by the Class A Members must be approved by the affirmative vote of a Majority of the Members entitled to vote thereon. The Members holding Class B Units shall not be entitled to vote with respect to any action required or permitted to be taken by the Members under this Agreement.

              7.1.6. Waivers of Notice.

              Whenever the giving of any notice to Members is required by statute or this Agreement, a waiver thereof, in writing and delivered to the LLC signed by the Person or Persons entitled to said notice, whether before or after the event as to which such notice is required, shall be deemed equivalent to notice. Attendance of a Class A Member at a meeting or execution of a written consent to any action shall constitute a waiver of notice of such meeting or action.

         7.2. Management of LLC by the Managing Member

              7.2.1. Management by the Managing Member.

              Subject to Section 7.5 and Section 7.10, the Members hereby unanimously agree that full responsibility for management of the business and affairs of the LLC shall be delegated to the Managing Member pursuant to
Section 18-402 of the Delaware LLC Act. In the event that, at any time, the Person designated as the then-current "Managing Member" hereunder ceases to hold at least 50% of the Class A Units that such Person (together with its Permitted Transferees) holds on the date of this Agreement, the Managing Member shall promptly offer to resign as the Managing Member, and the Majority of the Members may either accept such offer of resignation and appoint a new Managing Member in accordance with Section 7.5 and the other provisions of this Agreement or decline such offer of resignation in which case the Managing Member shall continue to act in such capacity. In the event of any temporary vacancy in the position of Managing Member, the Board of Managers shall assume and perform the duties of the Managing Member hereunder. Notwithstanding anything to the contrary contained herein, the Managing Member may resign at any time without the approval of the Members.

              7.2.2. Power and Authority of the Managing Member.

              Subject to Section 7.5 and Section 7.10, the Managing Member (acting on behalf of the LLC) shall have the right, power, and authority, to manage, operate and control the business and affairs of the LLC and to do or cause to be done any and all acts, at the expense of the LLC, deemed by the Managing Member to be necessary or appropriate to effectuate the purposes of the LLC. Except as otherwise expressly provided in this Agreement or as may be approved by the Managing Member, no Member shall have any authority, right or power, by virtue of being a Member, to bind the LLC, or to manage or control, or to participate in the management or control of, the business and affairs of the LLC in any manner whatsoever. Without limiting the generality of the foregoing but subject to Section 7.5, the Managing Member shall have the right, power and authority on behalf of the LLC:

                 (i) to develop, review and approve annual budgets, policies, operating guidelines, and other operational items for the LLC; and

                 (ii) to elect officers of the LLC in accordance with Section 7.4; and

                 (iii) to arrange for such personnel as may be necessary or convenient to carry out the business and affairs of the LLC; and

                 (iv) to establish such reasonable cash reserves to provide for anticipated expenses of the LLC as the Managing Member determines to be necessary for timely payment of such expenses; and

                 (v) to direct the officers of the LLC to make, execute, assign, acknowledge, and file on behalf of the LLC any and all documents or instruments of any kind which the Managing Member may deem necessary or appropriate in carrying out the business and affairs of the LLC, including, without limitation, powers of attorney, agreements of indemnification, documents, or instruments of any kind or character, and amendments thereto (and no Person dealing with the Managing Member shall be required to determine or inquire into the authority or power of the Managing Member to bind the LLC or to execute, acknowledge, or deliver any and all documents in connection therewith).

              Except as may be approved by the Managing Member, no Board Member, acting individually, shall have any authority, right or power, by virtue of being a Board Member, to bind the LLC.

         7.3. Board of Managers

              7.3.1. Composition; Election; Removal.

                  (i) Number; Qualifications. The board of managers of the LLC (the "Board of Managers") shall at all times be composed of seven managers (each, a "Board Member"). The qualifications for Board Members shall be as fixed from time to time by the Class A Members entitled to vote on the election of such Board Members, at any regular or special meeting, subject to the provisions of this Agreement , including without limitation the requirements of
Section 7.3.1(ii) regarding designation of Board Members by (A) Members holding a majority of the SkyTerra Interests (each such Board Member, a "SkyTerra Board Member," and together, the "SkyTerra Board Members"), (B) Members holding a majority of the DTVG Interests (each such Board Member, a "DTVG Board Member" and together, the "DTVG Board Members") and (C) subject to Section 7.3.1(iii), jointly by (1) Members holding a majority of the SkyTerra Interests and (2) Members holding a majority of the DTVG Interests (the "Independent Board Member"). Board Members need not be Members.

                  (ii) Election. Board Members shall be elected at the annual meeting of Class A Members held for the purpose of electing Board Members. The DTVG Board Members and the SkyTerra Board Members shall hold office until the next annual meeting of Class A Members and until their respective successors are duly elected and qualified. The Independent Board Member shall hold office until the first anniversary of his or her most recent election as Independent Board Member and shall be deemed automatically removed as Board Member unless and until re-elected as Independent Board Member. Subject to clause (iii) below, three of the Board Members shall be DTVG Board Members who shall be elected by the affirmative vote of the then-holders of a majority of the DTVG Interests, three of the Board Members shall be SkyTerra Board Members who shall be elected by the affirmative vote of the then-holders of a majority of the SkyTerra Interests and one Board Member shall be the Independent Board Member who shall be elected jointly by (1) the then-holders of a majority of the SkyTerra Interests and (2) the then-holders of a majority of the DTVG Interests.

                  (iii) Certain Rights of SkyTerra and DTVG Sub. In the event that, at any time, DTVG Sub and its Permitted Transferees have transferred in one or more transactions DTVG Interests representing more than 50% of the Percentage Interests held by DTVG Sub as of the date of this Agreement to transferees who are not Permitted Transferees, the number of DTVG Board Members shall be reduced to two and the number of SkyTerra Board Members shall be increased to four. In the event that at any time, SkyTerra and its Permitted Transferees have transferred in one or more transactions SkyTerra Interests representing more than 50% of the Percentage Interests held by SkyTerra as of the date of this Agreement to transferees who are not Permitted Transferees, the number of SkyTerra Board Members shall be reduced to two and the number of DTVG Board Members shall be increased to four. Notwithstanding the immediately preceding two sentences, in the event that at any time, each of SkyTerra and DTVG Sub, and their respective Permitted Transferees, have transferred more than 50% of the Percentage Interests held by SkyTerra or DTVG Sub, as the case may be, as of the date of this Agreement to transferees who are not Permitted Transferees but each retain at least 10% of the Percentage Interests, there shall be two SkyTerra Board Members and two DTVG Board Members and the remaining Board Members shall be elected by a Majority of Members. In the event that at any time, SkyTerra and DTVG Sub, and their respective Permitted Transferees, each retain less than 10% of the Percentage Interests, all Board Members shall be elected by a Majority of the Members.

                  (iv) Vacancies. In the event of any vacancy in the office of a Board Member as a result of the death, incapacity, resignation or removal of a Board Member, such vacancy shall be filled by the affirmative vote of the Class A Member(s) which elected the Board Member whose office is vacant at a meeting of the Class A Members called for such purpose. The Board Member elected to fill any vacancy shall hold office until the next annual meeting of the Class A Members for the election of Board Members and until such Board Member's successor is duly elected and qualified.

                  (v) Removal of Board Members. Any Board Member may be removed, with or without cause, by the affirmative vote of the Class A Member(s) which elected such Board Member provided that any Independent Board Member who resigns or is removed as chief executive officer of the LLC shall be deemed automatically removed as Independent Board Member at the time of such resignation or removal unless such person is re-elected as Independent Board Member in accordance with this Section 7.3.1. Any vacancy caused by any such removal shall be filled as provided in Section 7.3.1(iv) above.

              7.3.2. Meetings.

              Regular meetings of the Board of Managers shall be held at least once each calendar quarter on such date and at such place and time as may be fixed from time to time by the Managing Member (unless such meeting shall be waived by all of the Board Members). Regular meetings of the Board of Managers shall be held on not less than two (2) days notice to all Board Members in writing or by telephone or facsimile transmission. Special meetings of the Board of Managers may be called by any Board Member and shall be called by the Secretary upon the request of any Class A Member holding more than ten percent (10%) of the issued and outstanding Class A Units, upon two (2) days' notice to all Board Members in writing or by telephone or facsimile transmission. Board Members may vote in person or by proxy, and such proxy may be granted in writing, by electronic transmission (as defined in the Delaware LLC Act), or as otherwise permitted by applicable law. Meetings of the Board of Managers may be held by conference telephone or other communications equipment by means of which all participating Board Members can simultaneously hear each other during the meeting.

              7.3.3. Quorum of the Board of Managers.

              No action may be taken at a meeting of the Board of Managers unless a quorum consisting of at least a Majority of the Board Members then in office are present in person or by proxy; provided that at least one such Board Member is a SkyTerra Board Member (so long as such Member is entitled to at least three (3) Board Members pursuant to Section 7.3.1(ii)) and one such Board Member is a DTVG Board Member (so long as such Member is entitled to at least three (3) Board Members pursuant to Section 7.3.1(ii)).

              7.3.4. Action by Written Consent.

              Any action which may be taken by the Board of Managers under this Agreement may be taken without a meeting if consents in writing setting forth the action so taken are signed by a Majority of the Board Members then in office, provided that at least one such signature is that of a SkyTerra Board Member (so long as such Member is entitled to at least three (3) Board Members pursuant to Section 7.3.1(ii)), and one such signature is that of a DTVG Board Member (so long as such Member is entitled to at least three (3) Board Members pursuant to Section 7.3.1(ii)). A consent transmitted by electronic transmission (as defined in the Delaware LLC Act) by a Board Member or by a person or persons authorized to act for a Board Member shall be deemed to be written and signed for purposes of this Section 7.3.4.

              7.3.5. Voting Rights of the Board of Managers; Required Votes of the Board of Managers.

              Each Board Member shall be entitled to cast one vote with respect to any matter coming before the Board of Managers, except with respect to a determination to seek indemnification pursuant to Section 7.11 hereof, in which event a Board Member seeking indemnification hereunder shall have no vote with respect to his indemnification. Any action required or permitted to be taken by the Board of Managers must be approved by the affirmative vote of a Majority of the Board Members then in office; provided, however, that any determination to grant indemnification to a Board Member pursuant to Section 7.11 hereof shall require the affirmative vote of only one (1) Board Member other than the Board Member in question.

              7.3.6. Compensation of Board Members.

              Subject to Section 7.5, Board Members, as such, shall not receive any stated salary for their services, but the Board of Managers may authorize the payment to Board Members of a fixed sum and expenses of attendance, if any, for each regular or special meeting of the Board of Managers attended; provided that nothing herein contained shall be construed to preclude any Board Member from serving the LLC in any other capacity and receiving compensation therefor.

              7.3.7. Resignations of Board Members.

              Any Board Member may resign at any time by giving written notice to the Managing Member or the Secretary of the LLC. Any such resignation shall take effect at the time specified therein, or, if no time is specified, upon receipt thereof; and unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective.

              7.3.8. Committees of the Board of Managers.

              The Board of Managers from time to time may appoint one or more committees, each such committee to be comprised of one or more Board Members, to perform any functions or conduct any activities that the Board of Managers has the right, power, and authority to perform or conduct, provided that such committees shall be composed of a number of SkyTerra Board Members and DTVG Board Members in direct proportion to the numbers of SkyTerra Board Members and DTVG Board Members appointed to the Board of Managers from time to time.

         7.4. Officers.

              7.4.1. Number, Election and Term of Office.

              Subject to Section 7.5, (i) the officers of the LLC shall be a President and Chief Executive Officer, a Treasurer and a Secretary, and may at the discretion of the Managing Member include one or more Vice Presidents, Assistant Secretaries and other officers; (ii) the initial officers shall be appointed by a resolution of the Board of Managers and shall hold their respective offices until the first meeting of the Class A Members for the election of Board Members and until their successors are duly elected and qualified or until their earlier death, resignation or removal; and (iii) the officers of the LLC subsequently shall be appointed annually by the Managing Member and shall hold their respective offices until their successors are duly elected and have qualified or until their earlier death, resignation or removal. Except as otherwise provided by law, any number of offices may be held by the same person.

              7.4.2. President and Chief Executive Officer.

              Subject to the direction of the Managing Member, the President
(i) shall be the chief executive officer of the LLC, (ii) shall have full responsibility and authority for management of the day-to-day operations of the LLC, and (iii) may execute agreements and contracts and take other actions on behalf of the LLC as authorized by the Managing Member. The President shall report directly to the Managing Member.

              7.4.3. Treasurer.

              The Treasurer shall have charge of the funds of the LLC. He shall keep full and accurate accounts of all receipts and disbursements of the LLC in books belonging to the LLC and shall deposit all monies and other valuable effects in the name and to the credit of the LLC in such depositories as may be designated by the Managing Member. He shall disburse the funds of the LLC as may be ordered by the Managing Member, and shall render to the Managing Member, whenever the Managing Member may require it, an account of all his transactions as Treasurer and an account of the business and financial position of the LLC.

              7.4.4. Secretary.

              The Secretary, at the direction of the Managing Member, shall prepare and distribute to the Board Members an agenda in advance of each meeting and shall prepare and distribute promptly to each Board Member written minutes of all meetings of the Board of Managers. The Secretary shall also be responsible for preparing and distributing to the Board Members any notices received by the LLC or otherwise called for by this Agreement to be given by the LLC.

              7.4.5. Vice President.

              The Managing Member may appoint one or more Vice Presidents of the LLC. Each Vice President shall perform such duties as the Managing Member shall require of such Vice President. The Vice Presidents (in the order of their election) shall, during the absence or incapacity of the President, assume and perform the duties of the President.

              7.4.6. Assistant Secretary.

              The Managing Member may appoint one or more Assistant Secretaries of the LLC. Each Assistant Secretary shall perform such duties as the Managing Member shall require of such Assistant Secretary. The Assistant Secretaries (in the order of their election) shall, during the absence or incapacity of the Secretary, assume and perform all functions and duties which the Secretary might lawfully do if present and not under any incapacity.

              7.4.7. Other Officers.

              The Managing Member may appoint such other officers and agents of the LLC as the Managing Member shall deem necessary or appropriate to carry out the business of the LLC upon such terms and conditions, and with such duties, as the Managing Member may determine. Any such officer shall hold his or her respective office for the term specified by the Managing Member unless earlier removed by the Managing Member.

              7.4.8. Resignation.

              Any officer or agent of the LLC may resign at any time by giving written notice to the Managing Member or to the Secretary of the LLC. Any such resignation shall take effect at the time specified therein or, if no time is specified, upon receipt thereof; and unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective.

              7.4.9. Removal; Vacancies; Transfer of Duties.

              Subject to Section 7.5, (i) any officer or agent of the LLC may be removed from office, with or without cause, by the Managing Member; (ii) any vacancy in the office of President, Treasurer, or Secretary for any reason shall be filled by a person designated by the Managing Member for the unexpired term of the vacant office; and (iii) the Managing Member may transfer the power and duties, in whole or in part, of any officer to any other officer, or persons, notwithstanding the provisions of this Agreement, except as otherwise provided by the laws of the State of Delaware.

              7.4.10. Compensation.

              Subject to Section 7.5, the officers of the LLC shall be entitled to such salary or other compensation as the Managing Member shall determine.

              7.4.11. Third Party Reliance.

              Third parties dealing with the LLC shall be entitled to rely conclusively upon the power and authority of the officers of the LLC as set forth herein.

         7.5. Major Decisions

              None of the LLC, Managing Member (in its capacity as Managing Member only), the Board of Managers or any officer or agent of the LLC shall take any action relating to a Major Decision (as hereinafter defined) unless, in addition to any other consents or approvals that may be required, at least four Board Members, other than the Independent Board Member, have approved such Major Decision. For the purposes of this Agreement, a "Major Decision" shall mean any of the following events, in each case in one transaction or a series of related transactions consummated after the date hereof:

              7.5.1. incurrence of indebtedness in excess of Ten Million Dollars ($10,000,000) in the aggregate;

              7.5.2. granting of guarantees of third party indebtedness for borrowed money, granting of guarantees of obligations of Persons who are not Affiliates outside of the Ordinary Course of Business or in excess of Ten Million Dollars ($10,000,000) in the aggregate in the Ordinary Course of Business, and refinancing and material modification of the terms of such indebtedness or guarantees;

              7.5.3. except with respect to any Drag Along Transaction (as defined in the Investor Rights Agreement), (a) mergers, consolidations, sale of all or substantially all of the assets, conversions, liquidation (partial or complete) or dissolution of the LLC, or (b) acquisition by the LLC of another business (either by asset or stock or partnership interest purchase) or (c) any equity of another Person for a purchase price in excess of Two Million, Five Hundred Thousand Dollars ($2,500,000) in the aggregate;

              7.5.4. except with respect to any Drag Along Transaction (as defined in the Investor Rights Agreement), (a) declaration of Distributions of cash or property on LLC Interests, (b) redemption of LLC Interests (other than redemptions of Class B Units from employees, officers, directors and consultants in connection with employment or service termination), (c) recapitalizations, and (d) issuance of additional LLC Interests and/or rights to acquire additional LLC Interests (other than issuances of Class B Units to employees, officers, directors and consultants pursuant to a plan or other arrangement approved pursuant to Section 7.5.14);

              7.5.5. the conversion pursuant to Section 9.5 or the consummation of a public offering of any LLC Interests or reclassified equity interests pursuant to Section 9.5;

              7.5.6. except as provided in Section 5 of the Tax Allocations Addendum where the Tax Matters Member causes the LLC to file an election under section 754 of the Code to provide for an adjustment to the Adjusted Basis of LLC assets if requested to by a Class A Member in connection with the disposition of an LLC interest by that Class A Member, the making of any tax election;

              7.5.7. the hiring or termination of the senior executive officers of the LLC and the financial terms and conditions of their employment;

              7.5.8 payment of any compensation to the Board Members;

              7.5.9. entering into any joint venture, partnership arrangement or strategic alliance with any Person;

              7.5.10. disposition of a subsidiary, material product line or material business unit of the LLC;

              7.5.11. approval of the annual operating budget of the LLC including capital expenditures and other project spending or material deviations therefrom; provided, that if such budget has not been approved in accordance with this Section 7.5, the annual operating budget in place for the prior year shall continue in place until a new annual operating budget is approved;

              7.5.12 changing or replacing the Managing Member, and any modification to the Annual Management Fee Payment (as defined in Section 7.8) or the payment of any cash or other consideration to the Managing Member not specifically provided for in this Agreement;

              7.5.13 changes in accounting policies;

              7.5.14 the approval of plans or other arrangements for the issuance of Class B Units to employees, officers and Board members of the LLC;

              7.5.15 the making of any form of loan or advance to, or any direct or indirect guaranty of or granting any direct or indirect security for the obligations of, any Member or Board Member or any Affiliate of any Member or Board Member; and

              7.5.16 actions of any kind by a direct or indirect subsidiary or subsidiaries of the LLC, if such actions, individually or collectively, would constitute a "Major Decision" as defined in Sections 7.5.1 through 7.5.15 (excluding Section 7.5.4(a)) if taken by the LLC directly.

         7.6. Managing Member; Day-to-Day Operations

              Notwithstanding anything in this Agreement to the contrary, and with the exception of those actions relating to a Major Decision, the day-to-day operations, business and affairs of the LLC shall be managed by the Managing Member and, as delegated by the Managing Member, by the officers of the LLC. Subject to Section 7.5, the Managing Member shall have the power and authority, on behalf of the LLC, to take or authorize any actions of any kind not inconsistent with this Agreement and that the Managing Member deems necessary or appropriate to carry on the business and purposes of the LLC. The actions of the Managing Member shall bind the LLC. Except as expressly provided in this Agreement, the Managing Member shall owe no duties (fiduciary or otherwise) to the LLC or the Members; provided that, the Managing Member shall, in all events, owe to the LLC and the other Members the duty to act as Managing Member in a manner which it believes in good faith is commercially reasonable and in the best interests of the LLC.

         7.7. Fiduciary Relationship

              To the full extent permitted by the Delaware LLC Act and other applicable law, the Members hereby acknowledge and agree that each SkyTerra Board Member and DTVG Board Member shall serve in a representative capacity as a representative of the Members who elected such SkyTerra Board Member or DTVG Board Member and shall be able to act solely in the interests of the electing Member and shall have no duties (fiduciary or otherwise) to the LLC or other Members of the LLC other than as set forth in this Agreement. In addition, each Class A Member shall be able to act solely in the interests of such Class A Member and shall have no duties (fiduciary or otherwise) to the LLC or any other Member of the LLC other than as set forth in this Agreement. To the full extent permitted by law, each Member releases each other Member and the SkyTerra Board Member and DTVG Board Members elected by other Members from liability for votes cast or withheld, consents granted or failures to consent as a Member, SkyTerra Board Member or DTVG Board Member.

         7.8. Managing Member's Quarterly Fee

              So long as the Managing Member is not in material default of its obligations under this Agreement, on each January 1, April 1, July 1, and October 1 during the period commencing on the date hereof and ending three years thereafter, the Managing Member shall be entitled to receive from the LLC a quarterly management fee equal to Two Hundred Fifty Thousand Dollars ($250,000) payable in advance in cash (the "Quarterly Management Fee Payment"), which Quarterly Management Fee Payments shall not exceed Three Million Dollars ($3,000,000) in the aggregate, for and in consideration for the services to be provided by the Managing Member under this Agreement during the quarter beginning on the date the Quarterly Management Fee Payment is made. This first and last Quarterly Management Fee Payments shall be pro rata payments for the period during the then applicable quarter for which services will be provided by the Managing Member. In the event that the Managing Member is terminated or removed prior to the end of the applicable quarter for which a Quarterly Management Fee Payment has been made, the Managing Member shall promptly reimburse the LLC a prorated portion of the Quarterly Management Fee Payment based on the number of days the Managing Member did not act in such capacity during the applicable quarter for which the Quarterly Management Fee Payment was made.

         7.9. Other Activities of Members or Affiliates

              Subject to any intellectual property or other property rights of the LLC and to protection of the confidentiality of any information treated as confidential by the LLC (including without limitation with respect to the obligations set forth in Section 7.14), any Member or any Affiliate thereof may have other business interests and may engage in other business ventures of any nature or description whatsoever, whether currently existing or hereafter created, and may compete, directly or indirectly, with the business of the LLC. No Member or Affiliate thereof shall incur any liability to the LLC as a result of such Member's or Affiliate's pursuit of such other business interests, ventures and competitive activity, and neither the LLC nor the other Members shall have any right to participate in such other business ventures or to receive or share in any income or profits derived therefrom. For the avoidance of doubt, the corporate opportunity doctrine shall not apply to the Members with respect to the LLC. The provisions of this Section 7.9 shall not apply to any Class B Member.

         7.10. Certain Transactions

               Subject to Section 5.7, the LLC is expressly permitted in the normal course of its business to enter into transactions with any or all Members or with any Affiliate of any or all Members provided that the price and other terms of such transactions are fair to the LLC and that the price and other terms of such transactions are not less favorable to the LLC than those generally prevailing with respect to comparable transactions between unrelated parties. To the extent such transactions are not in the Ordinary Course of Business or may require the payment by the LLC of more than Two Million Five Hundred Thousand Dollars ($2,500,000) over their term, the LLC shall not enter into the same unless they have been approved by the Board Members not elected by the interested Member. If the LLC becomes a party to any agreement with any Member or any Affiliate of any Member, including without limitation the Contribution Agreement, the Intellectual Property Agreement, the Transition Services Agreement, the DirecWay Agreement, the Spaceway Services Agreement and the Non-Competition Agreement (each of the foregoing as defined in the Contribution Agreement), then notwithstanding the other provisions of Section 7 hereof, (i) the Board Members, and, if applicable, the Managing Member, who are not Affiliates of the Persons that are parties to such agreement shall be entitled to exercise any and all rights, waivers, consents and remedies of the LLC and same shall be exercised in the sole discretion of and by the Board Members, and, if applicable, the Managing Member, who are not Affiliates of the Persons that are parties to such agreement and (ii) the Board Members, and, if applicable, the Managing Member, who are Affiliates of the Persons which are parties to such agreement shall not have any right, power or authority to make any decisions for the LLC or exercise any other authority as Board Member, and, if applicable, the Managing Member, with respect to such agreement, including the enforcement thereof. The contracts identified on Schedule 2.2(a)(vii) of the Contribution Agreement and the Management Services Agreement dated as of date hereof between the Company and SkyTerra have been assumed by the LLC with the unanimous consent of all Board Members, and each of the same shall be subject to the provisions of the preceding sentence. Notwithstanding the other provisions of Section 7, if the LLC exercises the Newco Purchase Option under
Section 3.11(f) of the Contribution Agreement, the Managing Member on behalf of the LLC shall be permitted to take all actions reasonably necessary to effect such transaction, including without limitation, obtaining debt financing from a third-party on commercially reasonable terms or equity financing (subject in each case to Section 5.10) to the extent necessary to consummate the acquisition of the Parent Offered Assets in accordance with Section 3.11(f) of the Contribution Agreement without the approval of the Board Members that may otherwise be required with respect to Major Decisions pursuant to Section 7.5.

         7.11. Indemnification of the Members, Board Members, Officers and any Affiliate

               7.11.1. In accordance with Section 18-108 of the Delaware LLC Act, the LLC shall indemnify and hold harmless any Member, Board Member, officer, or Affiliate thereof (individually, in each case, an "Indemnitee") to the fullest extent permitted by law from and against any and all losses, claims, demands, costs, damages, liabilities (joint or several), expenses of any nature (including attorneys' fees and disbursements), judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits, or proceedings, whether civil, criminal, administrative or investigative, in which the Indemnitee may be involved, or threatened to be involved, as a party or otherwise, arising out of or incidental to the business or activities of or relating to the LLC, regardless of whether the Indemnitee continues to be a Member, a Board Member, an officer, or Affiliate thereof at the time any such liability or expense is paid or incurred; provided, however, that this provision shall not eliminate or limit the liability of an Indemnitee
(i) for acts or omissions which involve intentional misconduct or a knowing violation of law, or (ii) for any transaction from which the Indemnitee received any improper personal benefit.

               7.11.2. Expenses incurred by an Indemnitee in defending any claim, demand, action, suit, or proceeding subject to this Section 7.11 shall, from time to time, upon request by the Indemnitee be advanced by the LLC prior to the final disposition of such claim, demand, action, suit, or proceeding upon receipt by the LLC of an undertaking by or on behalf of the Indemnitee to repay such amount, if it shall be determined in a judicial proceeding or a binding arbitration that such Indemnitee is not entitled to be indemnified as authorized in this Section 7.11.

               7.11.3. The indemnification provided by this Section 7.11 shall be in addition to any other rights to which an Indemnitee may be entitled under any agreement, vote of the Members, as a matter of law or equity, or otherwise, both as to an action in the Indemnitee's capacity as a Member, a Board Member, an officer, or any Affiliate thereof, and as to an action in another capacity, and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns, and administrators of the Indemnitee.

               7.11.4. The LLC may purchase and maintain insurance on behalf of the Board Members and the Managing Member and such other Persons as the Managing Member shall determine against any liability that may be asserted against or expense that may be incurred by such Persons in connection with the offering of interests in the LLC or the business or activities of the LLC, regardless of whether the LLC would have the power to indemnify such Persons against such liability under the provisions of this Agreement.

               7.11.5. An Indemnitee shall not be denied indemnification in whole or in part under this Section 7.11 or otherwise by reason of the fact that the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted or not expressly prohibited by the terms of this Agreement.

               7.11.6. The provisions of this Section 7.11 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons.

         7.12. Delegation of Rights and Authority

               Except as otherwise expressly provided in this Agreement, neither the Board of Managers nor any Member or Board Member may delegate to any Person or Persons the rights and powers of the Board of Managers or of such Member or Board Member to manage and control the business and affairs of the LLC.

         7.13. Subsidiaries

               In all events, the LLC shall cause the governing body of each subsidiary of the LLC to be constituted, as nearly as may be, in the same way, and with the same rights and powers, as the Board of Managers and the Managing Member have been granted hereunder.

         7.14. Confidentiality

               7.14.1 Each Member shall not, and each Member shall cause its respective Affiliates not to, disclose or use any Confidential Information of the LLC except as permitted by this Agreement. Each of the Members and their Affiliates shall, and shall cause its Affiliates to, use no less than reasonable care in protecting the Confidential Information of the LLC which it has received. Information shall not be deemed Confidential Information under this Section 7.14 if it: (x) is or becomes publicly known through no wrongful act or omission of the receiving party; or (y) is independently developed following the date of this Agreement by the receiving party without the use of or reference to the Confidential Information of the disclosing party. Notwithstanding the provisions of this Section 7.14, in the event a Member or its Affiliate is required to disclose the Confidential Information of the LLC (in such event, the party required to disclose is the "Disclosing Party") pursuant to an order or pursuant to a law (and such party has obtained advice of counsel to the effect that such information is required to be disclosed), and would otherwise be prohibited from doing so under this Section 7.14, the Disclosing Party shall: (i) promptly notify the LLC of the existence, terms and circumstances surrounding such requirement; (ii) consult with the LLC on the advisability of taking legally available steps to resist or narrow such request; and (iii) if disclosure of such Confidential Information is required, furnish only that portion of the Confidential Information which the Disclosing Party is legally compelled to disclose and advise the LLC reasonably in advance of such disclosure so that the LLC may seek an appropriate protective order or other reliable assurance that confidential treatment will be accorded such Confidential Information. The Disclosing Party shall not oppose actions by the LLC to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded such Confidential Information.

               7.14.2 Notwithstanding anything to the contrary herein, the LLC shall be entitled to seek equitable relief (including injunctive relief) to protect their interest in any of its Confidential Information.

               7.14.3 Notwithstanding anything to the contrary contained herein, nothing contained herein shall limit the ability of the Managing Member to use Confidential Information of the LLC in connection with fulfilling its duties to the LLC under this Agreement.

               7.14.4 With respect to each former Member, the obligations of such former Member set forth in this Section 7.14 shall continue in full force and effect, notwithstanding that such former Member ceases to hold, directly or indirectly, any LLC Interests.

8.       BANK ACCOUNTS; BOOKS AND RECORDS; STATEMENTS; TAXES; FISCAL YEAR

         8.1. Bank Accounts

              All funds of the LLC shall be deposited in its name in such checking and savings accounts, time deposits or certificates of deposit, or other accounts at such banks as shall be designated by the Managing Member from time to time, and the Managing Member shall arrange for the appropriate conduct of such account or accounts.

         8.2. Books and Records

              The Managing Member shall keep, or cause to be kept, accurate, full and complete books and accounts showing assets, liabilities, income, operations, transactions and the financial condition of the LLC. Such books and accounts shall be prepared on the cash or accrual basis of accounting, as determined by the Managing Member. Any Class A Member, or its respective designee, shall have access thereto, and access to the LLC's properties, at any reasonable time during regular business hours and shall have the right to copy said records at its expense. The LLC shall concurrently deliver to SkyTerra and the DTVG Sub the same information which is required to be delivered by the LLC to its senior lenders.

         8.3. Financial Statements and Information

              8.3.1. All financial statements prepared pursuant to this Section
8.3 shall present fairly the financial position and operating results of the LLC and shall be prepared in accordance with generally accepted accounting principles as provided in Section 8.2 and shall contain information sufficient for inclusion in the publicly-filed financial statements of The DIRECTV Group, Inc. and SkyTerra Communications, Inc.

              8.3.2. Within fifteen (15) days after the end of each monthly accounting period (the "Fiscal Month") of each Fiscal Year, commencing with the first full Fiscal Month after the date of this Agreement, the President shall prepare and submit or cause to be prepared and submitted to the Class A Members an unaudited statement of profit and loss for the LLC for such Fiscal Month and an unaudited balance sheet of the LLC dated as of the end of such Fiscal Month, in each case prepared in accordance with generally accepted accounting principles consistently applied (subject to normal year-end adjustments).

              8.3.3. Within twenty five (25) days after the end of each quarterly period (the "Fiscal Quarter") of each Fiscal Year, commencing with the first full Fiscal Quarter after the date of this Agreement, the President shall prepare and submit or cause to be prepared and submitted to the Class A Members an unaudited statement of profit and loss and an unaudited statement of cash flows for the LLC for such Fiscal Quarter and an unaudited balance sheet of the LLC dated as of the end of such Fiscal Quarter, in each case prepared in accordance with generally accepted accounting principles consistently applied (subject to normal year-end adjustments).

              8.3.4. Within sixty (60) days after the end of each Fiscal Year during the term of this Agreement, the President shall prepare and submit or cause to be prepared and submitted to the Class A Members (i) an audited balance sheet, together with audited statements of profit and loss, Members' equity and changes in financial position for the LLC during such Fiscal Year;
(ii) a report of the activities of the LLC during the Fiscal Year; (iii) a report summarizing the fees and other remuneration paid by the LLC for such Fiscal Year to the Members and any Affiliates thereof; and (iv) an unaudited statement showing any amounts distributed to the Members in respect of such Fiscal Year.

              8.3.5. The President shall provide to the Class A Members such other reports and information concerning the business and affairs of the LLC as may be required by the Delaware LLC Act or by any other law or regulation of any regulatory body applicable to the LLC.

         8.4. Accounting Decisions

              All decisions as to accounting matters, except as specifically provided to the contrary herein, shall be made by the Managing Member.

         8.5. Where Maintained

              The books, accounts and records of the LLC at all times shall be maintained at the LLC's principal office or such other office or offices as the Managing Member shall determine.

         8.6. Tax Returns

              8.6.1. The President shall, at the expense of the LLC, cause to be prepared and delivered to the Class A Members, in a timely fashion after the end of each Fiscal Year, copies of all federal and state income tax returns for the LLC for such Fiscal Year, one copy of which shall be timely filed with the appropriate tax authorities. Such returns shall accurately reflect the results of operations of the LLC for such Fiscal Year. The Managing Member is hereby appointed as the "tax matters partner" (as defined in the Code) of the LLC (the "Tax Matters Member") and is authorized and required to represent the LLC (at the expense of the LLC) in connection with all examinations of the affairs of the LLC by any federal, state, or local tax authorities, including any resulting administrative and judicial proceedings, and to expend funds of the LLC for professional services and costs associated therewith; provided, however, that the Tax Matters Member shall not make any tax election or settle or compromise any tax audit, controversy, litigation or issue without the advice and consent of the Board of Managers. Each Class A Member shall be designated a "notice partner" as defined in the Code..

              8.6.2. The Tax Matters Member shall keep all Class A Members fully informed of the progress of any such examination, audit or other proceeding, and any Class A Member with a Percentage Interest of at least 10% of all Percentage Interests held by Class A Members (and any Person that was a Class A Member with a Percentage Interest of at least 10% of all Percentage Interests held by Class A Members in the year to which such examination, audit or other proceeding relates) shall have the right to participate in such examination, audit or other proceeding. Each Member and former Member agrees to cooperate with the Board of Managers and the Tax Matters Member and to do or refrain from doing any or all things reasonably required by the Board of Managers in connection with the conduct of such proceedings.

         8.7. Fiscal Year

              The fiscal year of the LLC for financial, accounting, Federal, state and local income tax purposes shall initially be the calendar year (the "Fiscal Year"). The Managing Member shall have authority to change the beginning and ending dates of the Fiscal Year if the Managing Member, in its sole and absolute discretion, deems such change to be necessary or appropriate to the business of the LLC.

9. TRANSFER AND CONVERSION OF LLC INTERESTS AND THE ADDITION, SUBSTITUTION AND WITHDRAWAL OF MEMBERS

         9.1. Transfer of LLC Interests

              9.1.1. The term "transfer", when used in this Section 9 with respect to an LLC Interest, shall include any sale, assignment, gift, pledge, hypothecation, mortgage, exchange, or other disposition, except that such term shall not include any pledge, mortgage, or hypothecation of or granting of a security interest in an LLC Interest in connection with any financing obtained on behalf of the LLC.

              9.1.2. No LLC Interest shall be transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Section 9. Any transfer or purported transfer of any LLC Interest not made in accordance with this Section 9 shall be void ab initio.

         9.2. Restrictions on Transfers

              9.2.1. No Member may transfer all or any portion of its LLC Interest without the express written consent of Class A Members holding a majority in interest of the non-transferred LLC Interests held by Class A Members in their sole and absolute discretion; provided, however, that (a) any Class A Member may transfer all or a portion of its LLC Interest (i) to a Permitted Transferee, (ii) pursuant to and in accordance with any of the transactions contemplated by Sections 2, 3 and 6 of the Investor Rights Agreement, (b) DTVG Sub may transfer all or any portion of its LLC Interest to The DIRECTV Group, Inc., and (c) SkyTerra may transfer all or any portion of its LLC Interests to a wholly owned subsidiary pursuant to the Drop Down, in each case without the consent of any other Member.

              9.2.2. Any transferee of an LLC Interest shall become a substituted Member only upon (i) the express written consent of Class A Members holding a Majority in Interest of the non-transferred LLC Interests held by Class A Members (provided that if such transferee was a Permitted Transferee, is The DIRECTV Group, Inc., is a wholly owned subsidiary of SkyTerra, or acquires such LLC Interests pursuant to and in accordance with transactions contemplated by Sections 2, 3 and 6 of the Investor Rights Agreement, such consent shall not be required); (ii) the transferee agreeing to be bound by all the terms and conditions of the Certificate and this Agreement as then in effect; and (iii) receipt of any necessary regulatory approvals. Unless and until a transferee is admitted as a substituted Member, the transferee shall have no right to exercise any of the powers, rights, and privileges of a Member hereunder. A Member who has transferred its LLC Interest shall cease to be a Member upon transfer of the Member's entire LLC Interest and thereafter shall have no further powers, rights, and privileges as a Member hereunder except as provided in Section 7.11 and Section 8.6.2.

              9.2.3. For the purposes of Section 9.2.1 and Section 9.2.2, in calculating a majority in interest of the non-transferred LLC Interests held by Class A Members, the LLC Interests of a transferring Class A Member shall be excluded.

              9.2.4. The LLC, each Member, the Board of Managers, the officers and any other Person or Persons having business with the LLC need deal only with Members who are admitted as Members or as substituted Members of the LLC, and they shall not be required to deal with any other Person by reason of transfer by a Member or by reason of the death of a Member, except as otherwise provided in this Agreement. In the absence of the substitution (as provided herein) of a Member for a transferring or a deceased Member, any payment to a Member or to a Member's executors or administrators shall acquit the LLC and the Board of Managers of all liability to any other Persons who may be interested in such payment by reason of an assignment by, or the death of, such Member.

         9.3. Publicly Traded Partnership

              No transfer shall be allowed if in the sole determination of the Managing Member such transfer could reasonably be expected to cause the LLC to be a "publicly traded partnership" within the meaning of Section 7704 of the Code.

         9.4. No Right to Withdraw

              No Member shall have any right to resign, retire or otherwise withdraw from the LLC without the express prior approval of all of the Class A Members.

         9.5. Conversion

              Subject to Section 7.5, in the event that the LLC determines to consummate a Qualified Initial Public Offering, the Managing Member shall have the power and authority, to incorporate the LLC or take such other action as it may deem advisable, including, without limitation, (A) dissolving the LLC, creating one or more subsidiaries of the newly formed corporation and transferring to such subsidiaries any or all of the assets of the LLC (including by merger) or (B) causing the Members to exchange their Units for common stock of the newly formed corporation. In connection with any such transaction, the Members shall receive, in exchange for their respective Units, shares of common stock of such corporation or its subsidiaries having the same relative economic interest in such corporation or its subsidiaries as is set forth in this Agreement, subject to any modifications required solely as a result of the conversion to corporate form. At the time of such transaction, the Members shall, and hereby agree to, take any and all actions deemed reasonably necessary and appropriate by the Managing Member to effect such transaction, including entering into a stockholders' agreement providing for
(i) the restrictions on Transfer set forth in this Agreement; provided that such restrictions shall not apply to sales in broadly disseminated public offerings, to sales in accordance with Rule 144 under the Securities Act or, subject to Section 6.8 of the Investor Rights Agreement, to sales following the consummation of such Qualified Initial Public Offering and (ii) an agreement to vote all shares of capital stock held by them to elect the Board of Managers as the directors of the new corporation in accordance with this Agreement. Prior to consummating any such transaction, the Members shall approve the proposed forms of a certificate of incorporation, by-laws, stockholders' agreement and any other governing documents proposed to be established for such corporation and its subsidiaries, if any, all of which shall, as nearly as practicable, reflect the rights and obligations of the Members under this Agreement and comparable agreements applicable to any subsidiary as of the date of such transaction. Prior to effecting any conversion under this Section 9.5, the Class A Members shall be given sufficient time to effect reasonable tax planning and other internal restructuring as such Class A Member shall deem to be reasonably necessary.

10.      DISSOLUTION AND LIQUIDATION

         10.1. Events Causing Dissolution

               Subject to the provisions of Section 10.2 below, the LLC shall be dissolved and its affairs wound up upon the occurrence of any of the following events:

               10.1.1. The consent in writing to dissolve and wind up the affairs of the LLC by all of the Class A Members;

               10.1.2. The sale or other disposition by the LLC of all or substantially all of the LLC Assets and the collection of all amounts derived from any such sale or other disposition, including all amounts payable to the LLC under any promissory notes or other evidences of indebtedness taken by the LLC (unless the Class A Members shall elect to distribute such indebtedness to the Members in liquidation), and the satisfaction of contingent liabilities of the LLC in connection with such sale or other disposition;

               10.1.3. the "Bankruptcy" (as hereinafter defined), termination of membership, or dissolution of a Class A Member;

               10.1.4. the Termination Date; or

               10.1.5. The occurrence of any other event that, under the Delaware LLC Act, would cause the dissolution of the LLC or that would make it unlawful for the business of the LLC to be continued.

               For the purposes of this Agreement, the term "Bankruptcy" shall mean, and the Class A Member shall be deemed "Bankrupt" upon, (i) the entry of a decree or order for relief of the Class A Member by a court of competent jurisdiction in any involuntary case involving the Class A Member under any bankruptcy, insolvency, or other similar law now or hereafter in effect; (ii) the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, or other similar agent for the Class A Member or for any substantial part of the Class A Member's assets or property; (iii) the ordering of the winding up or liquidation of the Class A Member's affairs; (iv) the filing with respect to the Class A Member of a petition in any such involuntary bankruptcy case, which petition remains undismissed for a period of 90 days or which is dismissed or suspended pursuant to Section 305 of the Federal Bankruptcy Code (or any corresponding provision of any future United States bankruptcy law); (v) the commencement by the Class A Member of a voluntary case under any bankruptcy, insolvency, or other similar law now or hereafter in effect; (vi) the consent by the Class A Member to the entry of an order for relief in an involuntary case under any such law or to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator, or other similar agent for the Class A Member or for any substantial part of the Class A Member's assets or property; (vii) the making by the Class A Member of any general assignment for the benefit of creditors; or (viii) the failure by the Class A Member generally to pay its debts as such debts become due.

         10.2. Right to Continue Business of LLC

               Upon an event described in Section 10.1.3. or 10.1.5., the LLC thereafter shall be dissolved and liquidated unless, within 90 days after the event described in any of such Sections, an election to continue the business of the LLC shall be made in writing by the remaining Class A Members holding a majority of the Percentage Interests held by the remaining Class A Members; provided, however, that no such election may be made in the case of an event described in Section 10.1.5. that makes it unlawful for the business of the LLC to be continued. If such an election to continue the LLC is made, then the LLC shall continue until another event causing dissolution in accordance with this
Section 10 shall occur.

         10.3. Cancellation of Certificate

               Upon the dissolution and completion of winding up of the LLC, the Certificate shall be canceled in accordance with the provisions of Section 18-203 of the Delaware LLC Act, and the Managing Member (or any other Person responsible for winding up the affairs of the LLC) shall promptly notify the Members of such dissolution.

         10.4. Distributions Upon Dissolution

               10.4.1. Upon the dissolution of the LLC, the Managing Member (or any other Person responsible for winding up the affairs of the LLC) shall proceed without any unnecessary delay to sell or otherwise liquidate the LLC Assets and pay or make due provision for the payment of all debts, liabilities and obligations of the LLC.

               10.4.2. The Managing Member (or any other Person responsible for winding up the affairs of the LLC) shall distribute the net liquidation proceeds and any other liquid assets of the LLC after the payment of all debts, liabilities and obligations of the LLC (including, without limitation, all amounts owing to a Member under this Agreement or under any agreement between the LLC and a Member entered into by the Member other than in its capacity as a Member in the LLC), the payment of expenses of liquidation of the LLC, and the establishment of a reasonable reserve in an amount estimated by the Managing Member to be sufficient to pay any amounts reasonably anticipated to be required to be paid by the LLC, which shall be distributed to the Members in accordance with Section 6.3.

         10.5. Reasonable Time for Winding Up

               A reasonable time shall be allowed for the orderly winding up of the business and affairs of the LLC and the liquidation of its assets pursuant to Section 10.4 in order to minimize any losses otherwise attendant upon such a winding up.

11.      MISCELLANEOUS PROVISIONS

         11.1. Compliance with Delaware LLC Act

               Each Member agrees not to take any action or fail to take any action which, considered alone or in the aggregate with other actions or events, would result in the termination of the LLC under the Delaware LLC Act.

         11.2. Additional Actions and Documents

               Each of the Members hereby agrees to take or cause to be taken such further actions, to execute, acknowledge, deliver and file or cause to be executed, acknowledged, delivered and filed such further documents and instruments, and to use commercially reasonable efforts to obtain such consents, as may be necessary or as may be reasonably requested by the Managing Member in order to fully effectuate the purposes, terms and conditions of this Agreement, whether before, at or after the closing of the transactions contemplated by this Agreement.

         11.3. Notices

               All notices, demands, requests or other communications which may be or are required to be given, served, or sent by a Member pursuant to this Agreement shall be in writing and shall be hand delivered (including delivery by courier), mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, or transmitted by facsimile transmission, addressed as set forth on Exhibit A attached hereto.

               Each Member may designate by notice in writing a new address to which any notice, demand, request or communication may thereafter be so given, served or sent. Each notice, demand, request or communication which shall be delivered, mailed or transmitted in the manner described above shall be deemed sufficiently given, served, sent or received for all purposes at such time as it is delivered to the addressee (with an affidavit of personal delivery, the return receipt, the delivery receipt, or (with respect to a telex) the answer back being deemed conclusive evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.

         11.4. Severability

               The invalidity of any one or more provisions hereof or of any other agreement or instrument given pursuant to or in connection with this Agreement shall not affect the remaining portions of this Agreement or any such other agreement or instrument or any part thereof, all of which are inserted conditionally on their being held valid in law; and in the event that one or more of the provisions contained herein or therein should be invalid, or should operate to render this Agreement or any such other agreement or instrument invalid, this Agreement and such other agreements and instruments shall be construed as if such invalid provisions had not been inserted.

         11.5. Survival

               It is the express intention and agreement of the Members that all covenants, agreements, statements, representations, warranties and indemnities made in this Agreement shall survive the execution and delivery of this Agreement.

         11.6. Waivers

               Neither the waiver by the LLC or a Member of a breach of or a default under any of the provisions of this Agreement, nor the failure of the LLC or a Member, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right, remedy or privilege hereunder, shall thereafter be construed as a waiver of any subsequent breach or default of a similar nature, or as a waiver of any such provisions, rights, remedies or privileges hereunder.

         11.7. Exercise of Rights

               No failure or delay on the part of a Member or the LLC in exercising any right, power or privilege hereunder and no course of dealing between the Members or between a Member and the LLC shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein expressly provided are cumulative and not exclusive of any other rights or remedies which a Member or the LLC would otherwise have at law or in equity or otherwise.

         11.8. Binding Effect

               Subject to any provisions hereof restricting assignment, this Agreement shall be binding upon and shall inure to the benefit of the Members and their respective heirs, devises, executors, administrators, legal representatives, successors and assigns.

         11.9. Limitation on Benefits of this Agreement

               Subject to Section 7.11 and Section 8.6.2, it is the explicit intention of the Members that no Person other than the Members and the LLC is or shall be entitled to bring any action to enforce any provision of this Agreement against any Member or the LLC, and that the covenants, undertakings and agreements set forth in this Agreement shall be solely for the benefit of, and shall be enforceable only by, the Members (or their respective successors and assigns as permitted hereunder), and the LLC.

         11.10. Amendment Procedure

                Amendments to Exhibit A to reflect actions taken pursuant to
Section 5.3 may be made by the Managing Member. Any other amendment or modification to this Agreement may be made only upon the written consent of all Members holding Class A Units.

         11.11. Entire Agreement

                This Agreement (including the Schedules hereto) and the Investor Rights Agreement contain the entire agreement between the Members with respect to the matters contemplated herein, and supersedes all prior oral or written agreements, commitments or understandings with respect to the matters provided for herein and therein.

         11.12. Pronouns

                All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the Person may require.

         11.13. Headings

                Section and subsection headings contained in this Agreement are inserted for convenience of reference only, shall not be deemed to be a part of this Agreement for any purpose, and shall not in any way define or affect the meaning, construction or scope of any of the provisions hereof.

         11.14. Governing Law

                This Agreement, the rights and obligations of the parties hereto, and any claims or disputes relating thereto, shall be governed by and construed in accordance with the laws of the State of Delaware (but not including the choice of law rules thereof).

         11.15. Execution in Counterparts

                To facilitate execution, this Agreement may be executed in as many counterparts as may be required; and it shall not be necessary that the signatures of, or on behalf of, each party, or that the signatures of all persons required to bind any party, appear on each counterpart; but it shall be sufficient that the signature of, or on behalf of, each party, or that the signatures of the persons required to bind any party, appear on one or more of the counterparts. All counterparts shall collectively constitute a single agreement. It shall not be necessary in making proof of this Agreement to produce or account for more than a number of counterparts containing the respective signatures of, or on behalf of, all of the parties hereto.

         11.16. Required FCC Consents

                In the event that any Transfer of all or any portion of a Member's LLC Interest in accordance with this Agreement would (i) result in a voluntary or involuntary assignment or transfer of control, within the meaning of the applicable Communications Laws, of any telecommunications license, authorization, certificate, approval, or permit, and (ii) such voluntary or involuntary assignment or transfer of control requires consent of the Federal Communications Commission (the "FCC") or another governmental authority under the Communications Laws, each of the Members and the LLC shall cooperate and use commercially reasonable efforts to make any required filings and to obtain the consent of appropriate governmental authorities, and the Members and the LLC shall obtain the consent of the FCC.

              IN WITNESS WHEREOF, the undersigned have duly executed this Amended and Restated Limited Liability Company Agreement, or have caused this Amended and Restated Limited Liability Company Agreement to be duly executed on their behalf, as of the day and year first hereinabove set forth.

                                     HUGHES NETWORK SYSTEMS, INC.


                                     By: /s/ DEAN MANSON
                                        ------------------------------------
                                        Name:  Dean Manson
                                        Title: Vice President and General
                                               Counsel



                                     SKYTERRA COMMUNICATIONS, INC.


                                     By:  /s/ JEFRREY LEDDY
                                        ------------------------------------
                                     Name:  Jeffrey Leddy
                                     Title: CEO

                                   ADDENDUM I

                                  DEFINITIONS


         "Affiliate"--When used with reference to a specified Person, means (i) any Person that directly or indirectly through one or more intermediaries controls or is controlled by or is under common control with the specified Person, (ii) any Person that is an officer or director of, general partner in or trustee of, or serves in a similar capacity with respect to, the specified Person or of which the specified Person is an officer, director, general partner or trustee, or with respect to which the specified Person serves in a similar capacity, (iii) any Person for which an officer or director of, general partner in or trustee of, or individual serving in a similar capacity with respect to, the specified Person serves in any such capacity, and (iv) any relative or spouse of the specified Person who makes his or her home with that of the specified Person. As used in this definition of "Affiliate", the term "control" (including as used in the correlative terms "controlling" and "controlled by") means the possession, directly or indirectly, of (i) more than fifty percent (50%) of the securities or other ownership interests in a Person or the voting power of a Person or (ii) the power to direct or cause the direction of the management or policies (whether through the ownership of voting securities, by contract, or otherwise) of a Person. Other than with respect to Section 7.10, notwithstanding the foregoing, the LLC shall not be deemed an Affiliate of any of its Class A Members, and no Class A Member shall be deemed an Affiliate of the LLC, for purposes of this Agreement.

         "Agreement"--This Limited Liability Company Agreement, as it may be amended or supplemented from time to time.

         "Bankrupt"--As defined in Section 10.1.

         "Bankruptcy"--As defined in Section 10.1.

         "Board of Managers"--The group of individuals elected by the Class A Members pursuant to Section 7.3 who are vested with the responsibility and authority for management of the business and affairs of the LLC.

         "Board Member"--A Person elected by the Class A Members to serve on the Board of Managers in accordance with the terms of this Agreement.

         "Capital Account"--The capital account established and maintained for each Member pursuant to the Tax Allocations Addendum in Addendum II attached hereto.

         "Capital Contribution"--Any property (including cash) contributed to the LLC by or on behalf of a Member.

         "Certificate"--The Certificate of Formation of the LLC, dated as of November 12, 2004, and any and all amendments thereto, filed on behalf of the LLC with the Recording Office as required under the Delaware LLC Act.

         "Class A Units" - Interests in the LLC designated as Class A Units.

         "Class B Units" - Interests in the LLC designated as Class B Units.

         "Code"--The Internal Revenue Code of 1986, as in effect and hereafter amended, and, unless the context otherwise requires, applicable regulations thereunder. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.

         "Communications Laws" --All United States federal and state, and any foreign (including those of the European Union), statutes, rules, regulations, orders, administrative and judicial doctrines, and other laws that are designed or intended to regulate the communications or telecommunications industry, including the Communications Act of 1934, as amended, the Telecommunications Act of 1996, as amended, any rule, regulation or policy of the FCC, and/or any statute, rule, regulation or policy of any other governmental authority with respect to the operation of channels of radio communication and/or the provision of communications or telecommunications services.

         "Confidential Information"--All Trade Secrets and other confidential or proprietary information of a Person, including information derived from reports, investigations, research, work in progress, codes, marketing and sales programs, financial projections, cost summaries, pricing formulas, contract analyses, financial information, projections, confidential filings with any governmental authority, and all other confidential concepts, methods of doing business, ideas, materials or information prepared or performed for, by or on behalf of such Person by its employees, officers, directors, agents, representatives or consultants.

         "Contribution Agreement"--The Contribution and Membership Interest Purchase Agreement dated as of December 3, 2004 among The DIRECTV Group, Inc., Hughes Network Systems, Inc., SkyTerra Communications, Inc. and the LLC.

         "Delaware LLC Act"--The Delaware Limited Liability Company Act, as amended.

         "Distributions"--As defined in Section 6.3.

         "DTVG Interests" --LLC Interests held by DTVG Sub from time to time, as the same may be transferred from time to time in accordance with the terms of this Agreement.

         "Fiscal Year"--As defined in Section 8.7.

         "Indemnitee"--As defined in Section 7.11.

         "Investor Rights Agreement" - The Investor Rights Agreement dated as of the date hereof, among the SkyTerra, the DTVG Sub and the LLC.

         "LLC"--Hughes Network Systems, LLC, a Delaware limited liability company.

         "LLC Assets"--All assets and property, whether tangible or intangible and whether real, personal, or mixed, at any time owned by or held for the benefit of the LLC.

         "LLC Interest"--As to any Member, all of the interest of that Member in the LLC, including, without limitation, such Member's (i) right to a distributive share of the income, gain, losses and deductions of the LLC in accordance with this Agreement, and (ii) right to a distributive share of LLC Assets.

         "Major Decision"--As defined in Section 7.5.

         "Majority of the Board Members"-- Four or more Board Members and, so long as each is entitled to designate three (3) Board Members pursuant to
Section 7.3.1(ii), at least one SkyTerra Board Member and at least one DTVG Board Member.

         "Majority of the Members" - Members owning Class A Units which represent a majority of Percentage Interests held by holders of Class A Units.

         "Managing Member" - (a) Until the consummation of the Drop Down, Skyterra and (b) after consummation of the Drop Down, SkyTerra Sub, or any successor Class A Member appointed by the Class A Members in accordance Section
7.5 and the other provisions of this Agreement.

         "Member"--The signatories to this Agreement (including the Managing Member), or any other Person who in the future shall execute and deliver this Agreement, or other documents as the Class A Members deems necessary or appropriate to evidence such Person's agreement to be admitted as a Member and be bound by the terms and conditions of the Certificate and this Agreement, and be admitted to the LLC as a new Member pursuant to the provisions hereof.

         "Net Income or Net Loss"--As defined in the Tax Allocations Addendum.

         "Ordinary Course of Business"--The historical and customary practices of the LLC, and the historical and customary practices Hughes Network Systems, Inc. prior to the date of this Agreement.

         "Percentage Interest"--A Member's ownership interest in the LLC by virtue of its ownership of Units expressed as a percentage of the Units held by all Members.

         "Permitted Transferee" --With respect to any Class A Member, any Person controlled (as defined in the definition of "Affiliate") by such Member, provided such Person is not a competitor of the LLC.

         "Person"--Any individual, corporation, association, partnership, limited liability company, joint venture, trust, estate, or other entity or organization.

         "Quarterly Management Fee Payment" -- As defined in Section 7.8.

         "Recording Office"--The office of the Secretary of State of the State of Delaware.

         "SkyTerra Interests" --LLC Interests held by SkyTerra prior to the Drop Down and SkyTerra Sub after the Drop Down, from time to time, as the same may be transferred from time to time in accordance with the terms of this Agreement.

         "SkyTerra Sub" - A wholly owned subsidiary of SkyTerra formed for the purposes of effecting the Drop Down.

         "Tax Allocations Addendum"--The Addendum attached to the Agreement as Addendum II and incorporated herein by reference.

         "Tax Matters Member"--As defined in Section 8.6.

         "Taxable Income Distribution Amount" - The product of (i) Net Income (as defined in Addendum II) for the relevant Fiscal Year multiplied by, (ii) a Class A Member's Percentage Interest and (iii) the greater of (A) the highest effective tax rate applicable to any Class A Member residing in the State of New York and (B) forty five percent (45%).

         "Termination Date"--The date which is the 99th anniversary of the date upon which the Certificate was duly filed with the Recording Office.

         "Trade Secrets"-- all trade secrets under applicable law and other rights in know-how and confidential or proprietary information, processing, manufacturing or marketing information, including new developments, inventions, processes, ideas, data processing or other computer software (source code and object code), or other proprietary information that provides advantages over competitors who do not know or use it and documentation thereof (including related papers, blueprints, drawings, chemical compositions, formulae, diaries, notebooks, specifications, designs, methods of manufacture, flow charts, and data processing software and compilations of information) and all claims and rights related thereto.

         "Transfer"--As defined in Section 9.1.

         "Units"--The Class A Units and Class B Units, collectively.

         "Vested Units" as defined in 6.3.3.

                                  ADDENDUM II

                            TAX ALLOCATIONS ADDENDUM



1.       PURPOSE

            This Tax Allocations Addendum (the "Addendum") is attached to, and constitutes a part of, the Limited Liability Company Agreement of Hughes Network Systems, LLC (the "LLC"), as it may be amended from time to time (the "Agreement"), for the purpose of setting forth the rules governing the maintenance of the Capital Accounts required to be maintained for each Member under the Agreement and the rules governing the allocation of the LLC's items of Net Income and Net Loss, other items of income, gain, loss, deduction and credit, and taxable income, gain, loss, deduction, and credit. This Addendum is to be construed and applied to the extent practicable in a manner consistent with the Members' agreement with respect to LLC distributions as set forth in
Section 6 of the Agreement.


2.       CERTAIN DEFINITIONS

            Unless otherwise provided in this Addendum, all capitalized terms used in this Addendum shall have the meanings assigned to them in other provisions of the Agreement. In addition, the following terms shall have the meanings indicated:

            "Accounting Period" - A period beginning on the first day following any Allocation Date (or in the case of the initial Accounting Period, which shall begin immediately upon organization of the LLC) and ending on the next succeeding Allocation Date.

            "Addendum"--This Tax Allocations Addendum, as it may be amended from time to time.

            "Adjusted Basis"--The basis for determining gain or loss for federal income tax purposes from the sale or other disposition of property, as defined in section 1011 and other applicable provisions of the Code and the Regulations.

            "Adjusted Capital Account Deficit"--The deficit balance (if any) in a Member's Capital Account after (a) crediting to such Capital Account any amount which such Member is obligated to restore pursuant to the Agreement or is deemed obligated to restore pursuant to the minimum gain chargeback provisions in Regulations sections 1.704-2(g)(1) and 1.704-2(i)(5) and (b) charging to such Capital Account any adjustments, allocations or distributions described in the qualified income offset provisions in Regulations section 1.704-1(b)(2)(ii)(d)(4), (5) or (6) which are required to be charged to such Capital Account pursuant to this Addendum.

            "Allocation Date" -- As defined in Section 3.1 of this Addendum.

            "Fiscal Year"--The fiscal year of the LLC under the Agreement.

            "Gross Asset Value"--With respect to any asset, the asset's Adjusted Basis, except:

                (a) the initial Gross Asset Value of any asset contributed (or deemed contributed) to the LLC shall be such asset's fair market value at the time of such contribution; and

                (b) the Gross Asset Values of all LLC Assets shall be adjusted to equal their respective fair market values and to reflect the relative economic interests of the Members in the LLC as a result of (i) the acquisition of an additional interest in the LLC by a new or existing Member in exchange for more than a de minimis capital contribution or in exchange for the performance of services, (ii) the distribution by the LLC to a Member of a more than de minimis amount of LLC property as consideration for an interest in the LLC, or (iii) the liquidation of the LLC within the meaning of Regulations section 1.704-1(b)(2)(ii)(g).

            "Net Income" and "Net Loss"--For a period as determined for federal income tax purposes, the taxable income or loss, respectively, computed with the following adjustments:

                (a) items of gain, loss and deduction relating to LLC Assets shall be computed based on the Gross Asset Values of such LLC Assets rather than upon their Adjusted Bases, and in the case of depreciation, amortization or other cost recovery deductions, computed using the same method and useful life used by the LLC in computing such deductions for federal income tax purposes;

                (b) tax-exempt income of the LLC shall be treated, for purposes of this definition only, as gross income;

                (c) expenditures of the LLC described in section 705(a)(2)(B) of the Code or treated as such expenditures pursuant to Regulations section 1.704-1(b)(2)(iv)(i) shall be treated, for purposes of this definition only, as deductible expenses; and

                (d) notwithstanding any other provision of this definition, any items which are specially allocated pursuant to Section 4.3 of this Addendum shall not be taken into account in computing Net Income or Net Loss.

            "Nonrecourse Deduction"--A deduction of the LLC described in Regulations sections 1.704-2(c) and (j)(1)(ii).

            "Partially Adjusted Capital Account" -- With respect to any Member and any Accounting Period, the aggregate capital account of such Member in the LLC as of the beginning of such Accounting Period, adjusted as set forth in
Section 3.1 of this Addendum with respect to such Accounting Period but before giving effect to any allocations of Net Income or Net Loss or items of income, gain, loss and deduction of such Accounting Period pursuant to Section 3.1 of this Addendum.

            "Partnership Minimum Gain" -- As defined in Regulations
section 1.704-2(d).

            "Partner Nonrecourse Debt" -- As defined in Regulations section 1.704-2(b)(4).

            "Partner Nonrecourse Debt Minimum Gain" -- As defined in Regulations section 1.704-2(i)(2).

            "Regulations"--The regulations issued by the United States Department of the Treasury under the Code as now in effect and as they may be amended from time to time, and any successor regulations.

            "Regulatory Allocations" -- As defined in Section 4.2(g) of this Addendum.

            "Target Capital Account" -- With respect to any Member for any Accounting Period in which an allocation of Net Income or Net Loss is to be made, an amount (which may be either a positive or a deficit balance) equal to the amount such Member would receive as a distribution if all assets of the LLC as of such date were sold for cash equal to the Gross Asset Value of such assets on the books of the LLC, all liabilities of the LLC were satisfied to the extent required by their terms, and the net proceeds were distributed pursuant to Section 6.3.3, all of the foregoing computed after giving effect to any capital contributions and distributions that have been made for such Accounting Period.


3.       MAINTENANCE OF CAPITAL ACCOUNTS


         3.1  In General

              A separate capital account shall be maintained on the books of the LLC for each Member, which shall be adjusted in accordance with Treasury Regulation Section 1.704-1(b)(2)(iv), effective as of: (1) December 31 of each year, (2) immediately prior to the acquisition of any Unit or the occurrence of any capital contribution to the LLC by any Person, (3) the date of a liquidation, dissolution or sale of the LLC, (4) the date of any Distribution by the LLC, and (5) any other date selected by the Managing Member (each of the foregoing, an "Allocation Date"). Each Capital Account shall be:

                (i) credited with (A) the amount of cash and the fair market value of any property (net of liabilities secured by such property, which liabilities are assumed or taken subject to by the LLC) contributed to the LLC by such Member and (B) all Net Income and other specially allocated items of income and gain of the LLC allocated to such Member pursuant to Section 4 of this Addendum; and

                (ii) debited with (A) all Net Losses and other specially allocated items of loss or deduction of the LLC allocated to such Member pursuant to Section 4 of this Addendum and (B) all cash and the fair market value of any property (net of liabilities secured by such property, which liabilities are assumed or taken subject to by such Member) distributed by the LLC to such Member pursuant to Section 6.3 or Section 10.4 of the Agreement. Any references in this Addendum or in the Agreement to the Capital Account of a Member shall be deemed to refer to such Capital Account as the same may be credited or debited from time to time as set forth herein.


         3.2  Adjustment of Gross Asset Value

              If the Gross Asset Value of an LLC Asset is adjusted pursuant to paragraph (b) of the definition of "Gross Asset Value," all Members' Capital Accounts shall be adjusted to reflect the manner in which the unrealized income, gain, loss and deduction inherent in such LLC Asset (that has not been reflected in the Capital Accounts previously) would be allocated among the Members if there were a taxable disposition of such LLC Asset for its fair market value (but not for less than the amount of any nonrecourse indebtedness secured by such LLC Asset).


         3.3  Succession to Capital Account

              Any permitted transferee of an interest in the LLC shall succeed to the Capital Account relating to the interest transferred.


4.       ALLOCATIONS


         4.1  Net Income and Net Loss

              The Net Income and Net Losses for the LLC for any Accounting Period shall be allocated for federal income tax purposes, as of the end of such Accounting Period, as follows:

              (a) Net Income and Net Losses of the LLC shall be allocated among the Members so as to reduce, proportionately, the difference between their respective Target Capital Accounts and Partially Adjusted Capital Accounts as of the end of such Accounting Period. No portion of Net Income and Net Losses for any Accounting Period shall be allocated to a Member, in the case of Net Income, whose Partially Adjusted Capital Account is greater than or equal to its Target Capital Account or, in the case of Net Losses, whose Target Capital Account is greater than or equal to its Partially Adjusted Capital Account for such Accounting Period. If all Target Capital Accounts equal all Partially Adjusted Capital Accounts for any Accounting Period, the remaining Net Income and Net Losses shall be allocated to the Members pro rata in accordance with their Partially Adjusted Capital Accounts.

              (b) At the direction of the Majority of the Board Members, (i) if, notwithstanding the application of Section 4.1(a), any Member's Partially Adjusted Capital Account is greater than or less than its Target Capital Account, then such Member may be specially allocated items of LLC income, gain, deduction or loss (to the extent available) equal to the difference between its Partially Adjusted Capital Account and its Target Capital Account; and (ii) if all Members have a zero capital account and the LLC has additional Net Loss to allocate, then the allocation of such Net Loss shall be made in accordance with Treasury Regulations promulgated under Section 704 of the Code; and the first subsequent allocation of Net Profit shall be made to reverse any allocation of Net Loss under this clause (ii).

         4.2  Special Allocation Rules

              The following allocation rules shall apply notwithstanding the provisions of Sections 4.1 and 4.2 of this Addendum, and the provisions of Sections 4.1 and 4.2 of this Addendum shall be applied only after giving effect to the following rules.

              (a) Nonrecourse Deductions for a Fiscal Year shall be allocated to the Members in the same manner as Net Loss is allocated pursuant to Section
4.1 of this Addendum. In accordance with Regulations sections 1.704-2(f), (g) and (j), upon the recapture (or other reversal) of Nonrecourse Deductions, items of income or gain of the LLC shall be allocated to the Members in proportion to the amount of such Nonrecourse Deductions previously allocated to them pursuant to the preceding sentence (and not previously recaptured pursuant to this sentence).

              (b) In the event a Member receives with respect to an Accounting Period an adjustment, allocation, or distribution described in subparagraphs
(4), (5), or (6) of Regulations section 1.704-1(b)(2)(ii)(d) that causes or increases an Adjusted Capital Account Deficit in such Member's Capital Account, such Member shall be specially allocated for such Accounting Period (and, if necessary, in subsequent Accounting Period) items of income and gain in an amount and manner sufficient to eliminate such Adjusted Capital Account Deficit as promptly as possible. Items to be so allocated shall be determined and the allocations made as provided in Regulations section 1.704-1(b)(2)(ii)(d).

              (c) No Net Loss or LLC deductions for any Fiscal Year shall be allocated to any Member to the extent such allocation would cause or increase an Adjusted Capital Account Deficit in such Member's Capital Account, while any other Member has a positive Capital Account.

              (d) In the event that any fees, interest, or other amounts paid to a Member or affiliate of a Member pursuant to the Agreement, or any agreement between the LLC and the Member or affiliate providing for the payment of such amounts, and deducted by the LLC, whether in reliance on sections 162, 163, 707(a), and/or 707(c) of the Code or otherwise, on its federal income tax return for the Fiscal Year in or with respect to which such amounts are claimed, are disallowed as deductions to the LLC and are treated as LLC distributions, then:

                  (i) the Net Income or Net Loss, as the case may be, for the Fiscal Year in or with respect to which such deduction was claimed shall be increased or decreased, as the case may be, by the amount of such deduction that is so disallowed and treated as an LLC distribution; and

                  (ii) there shall be allocated to the Member who received (or whose affiliate received) such payments, prior to the allocations pursuant to
Section 4.1 of this Addendum, an amount of gross income of the LLC for the Fiscal Year in or with respect to which such claimed deduction was disallowed equal to the amount of such deduction that is so disallowed and treated as an LLC distribution.

              (e) If there is a net decrease in Partnership Minimum Gain for a Fiscal Year, there shall be allocated to each Member items of income and gain for such Fiscal Year equal to that Member's share of the net decrease in Partnership Minimum Gain (determined pursuant to Regulations section 1.704-2(g)(2)) in accordance with Regulations section 1.704-2(f).

              (f) If there is a net decrease in Partner Nonrecourse Debt Minimum Gain for a Fiscal Year, then there shall be allocated to each Member with a share of such Partner Nonrecourse Debt Minimum Gain (determined in accordance with Regulations section 1.704-2(i)(5)) as of the beginning of the Fiscal Year items of income and gain for such Fiscal Year (and, if necessary, for subsequent Fiscal Years) equal to that Member's share of the net decrease in partner nonrecourse debt minimum gain, subject to the exceptions set forth in Regulations section 1.704-2(i)(4).

              (g) To the extent possible, all allocations pursuant to Sections 4.2(a) through (f) of this Addendum ("Regulatory Allocations") shall be offset either with other Regulatory Allocations or with special allocations of other items of LLC income, gain, loss or deduction. Such offsetting allocations shall be made such that, after such offsetting allocations have been made, each Member's Capital Account balance is as close as possible to the Capital Account balance such Member would have had if the Regulatory Allocations had not been made and the LLC had allocated all items pursuant to Section 4.1 hereof. Where feasible, the determination of such offsetting allocations shall take into account future Regulatory Allocations that, although not yet made, are likely to offset other Regulatory Allocations previously made.

         4.3  Tax Allocations

              (a) For United States federal income and applicable state tax purposes, all items of taxable income, gain, loss and deduction of the LLC shall be allocated to the Members in the same manner as are Net Income, Net Loss and items of income, gain, loss and deduction pursuant to Sections 4.1 and
4.2 of this Addendum, and items of credit shall be allocated to the Members, generally in the same manner as items of Net Income, Net Loss and items of income, gain, loss and deduction, as provided in Regulations sections 1.704-1(b)(4)(ii) and 1.704-1T(b)(4)(xi), or any successor Regulations in effect. If the Gross Asset Value of any LLC Asset differs from its Adjusted Basis, then items of taxable income, gain, loss and deduction with respect to such LLC Asset shall be allocated, solely for tax purposes, among the Members to take into account the variation between such Gross Asset Value and Adjusted Basis in accordance with the principles of Regulation section 1.704-3.

              (b) In making the tax allocations provided for in Section 4.3(a) of this Addendum, appropriate adjustments shall be made as necessary to take into account the effects of any election pursuant to Section 754 of the Code.


5.       SECTION 754 ELECTION

              The Tax Matters Member shall cause the LLC to file an election under Section 754 of the Code to provide for an adjustment to the Adjusted Basis of LLC Assets if requested to by a Member in connection with the disposition of an LLC interest by that Member.